Exhibit 10.3

Second Amendment to
Consulting Agreement

This Second Amendment (“Amendment”)to the consulting Agreements signed on June 18, 2013, and is effective as of June 1, 2015 (the “Amendment Date’). Because three way agreement was signed on March 30, 2014 and stated that BeyondSpring Pharmaceuticals, Inc. is taking over full responsibility and rights, so this agreement is only entered into by and among:

(i)	GKOL, Inc., a California corporation, with an office at 13932 Dodder Court, Poway, CA 92064 (“GKOL”); and

(ii)	BeyondSpring Pharmaceuticals, Inc., a Delaware Corporation, with an office at 28 Liberty Street, 39th Floor, New York, New York 10005 USA (‘BeyondSpring”).

WITNESSETH:

WHEREAS, the parties hereto desire to amend the Agreement Exhibit B as follows;

NOW THEREFORE, inconsideration of the covenants contained herein the parties hereto, intending to be legally bound hereby, agree as follows:

EXHIBIT B
Compensation

As compensation for services rendered pursuant to the terms of this Agreement, the Company shall pay the Consultant the sum of three hundred thousand USD per annum, paid on a monthly basis.

In return for this compensation, the consultant shall work no less than 160 hours per month on behalf of Company.

Vacation time includes 4 weeks annual vacation plus 10 statutory holidays.

Company will pay for the medical insurance for G. Kenneth Lloyd and Kathleen O’Laughlin Lloyd, upon receipt of invoices.

Upon presentation of receipts, Company shall reimburse Consultant for:

•	All payments made to third parties on behalf of Company

•	All pre-authorized travel expenses at the following rate:

•	Full reimbursement for airfare (economy for trips of less than 5 hours duration; business class or higher for all trips of 5 hours or longer duration) and other travel (including but not limited to taxis and trains)

•	Full reimbursement for hotels, meals and generally acceptable other travel expenses

This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware without giving effect to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, to be effective as of the Amendment Date.

GKOL, Inc.,	BeyondSpring Pharmaceuticals, Inc.

/s/ G. Kenneth Lloyd	/s/ Lan Huang

Name: G. Kenneth Lloyd, Ph.D.	Name: Lan Huang, Ph.D.

Title: Vice President	Title: CEO

Date: May 2, 2015	Date: May 2, 2015